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                                                           EXHIBIT NO. 99(a)(3)

                          MFS MULTIMARKET INCOME TRUST

               CERTIFICATION OF AMENDMENT TO DECLARATION OF TRUST


         The undersigned, constituting all of the Trustees of MFS Multimarket Income Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust (the "Declaration"), dated January 9, 1987, as amended, do hereby certify, as provided by the provisions of Section 8.3(d) of the Declaration, that in accordance with the provisions of Section 8.3(a) of the Declaration, the shareholders of the Trust, by a vote duly adopted by a majority of the outstanding voting securities of the Trust (as defined in the Investment Company Act of 1940) on April 19, 1989, amended the Declaration as follows:

              1. Section 3.4 is amended to read in its entirety:

                 Section 3.4.  Issuance and Repurchase of Securities.
                 The Trustees shall have the power to issue, sell, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares, bonds, debentures, notes or other instruments evidencing indebtedness and, to apply to any such retirement, cancellation or acquisition of Shares, bonds, debentures, notes or other instruments evidencing indebtedness any funds or property of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

         IN WITNESS WHEREOF, the undersigned have executed this certificate this 19 day of April 1989.


RICHARD B. BAILEY                       LAWRENCE T. PERERA
Richard B. Bailey                       Lawrence T. Perera


A. KEITH BRODKIN                        WILLIAM J. POORVU
A. Keith Brodkin                        William J. Poorvu


NELSON J. DARLING, JR.                  CHARLES W. SCHMIDT
Nelson J. Darling, Jr.                  Charles W. Schmidt


JOHN LOWELL
John Lowell